Exhibit 99.2

THERMOMEDICS, INC.

Financial Statements (Unaudited)

For the Nine Months Ended

September 30, 2015 and 2014

1

Thermomedics, Inc.

Balance Sheets

	September 30, 2015	December 31, 2014
	(unaudited)
Assets
Current Assets
Cash	$9,808	$94,949
Accounts receivable, net	8,502	241,967
Inventories	31,187	28,140
Total Current Assets	49,497	365,056

Fixed assets, net	9,755	7,470
Patents, net	5,836	11,836
Total Assets	$65,088	$384,362
Liabilities and Stockholders’ Deficit
Current Liabilities
Accounts payable	$64,403	$210,675
Accrued expense payable and other liabilities	1,000	8,730
Due to parent	2,463,150	2,623,828
Due to affiliate	-	6,000
Total Liabilities	2,528,553	2,849,233

Commitments and contingencies (Note 5)

Stockholders’ Deficit
Common stock, no par value: 1,500 shares authorized, 1,500 and 1,500 shares issued and outstanding as of September 30, 2015 and December 31, 2014, respectively.	-	-
Accumulated deficit	(2,463,465)	(2,464,871)
Total Stockholders’ Deficit	(2,463,465)	(2,464,871)
Total Liabilities and Stockholders’ Deficit	$65,088	$384,362

See accompanying unaudited notes to financial statements

2

Thermomedics, Inc.

Statements of Operations
(Unaudited)

	For the Nine Months Ended
	September 30,
	2015	2014
Sales	$414,866	$278,536
Cost of goods sold	65,964	49,700
Gross profit	348,902	228,836
Operating expenses
General and administrative	333,925	342,522
Research and development	-	2,453
Depreciation and amortization	13,571	5,697
Total operating expenses	347,496	367,903
Income (loss) from operations	1,406	(121,836)

Income tax provision	-	-

Net income (loss)	$1,406	$(121,836)

See accompanying unaudited notes to financial statements

3

Thermomedics, Inc.

Statements of Cash Flows
(Unaudited)

	For the Year Ended
	September 30,
	2015	2014

CASH FLOWS FROM OPERATING ACTIVITIES

Net income (loss)	$1,406	$(121,836)

Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:

Depreciation and amortization	15,886	5,697

Bad debt expense recovery	(1,152)	-

Changes in operating assets and liabilities:

Decrease (increase) in accounts receivable	234,617	(11,760)

Decrease (increase) in inventories	(3,047)	33,851

(Increase) in other current asset	-	(10,000)

Increase (decrease) accounts payable	(146,272)	9,657

Increase (decrease) in accrued payable and other liabilities	(7,730)	(25,841)

Net Cash provided by (Used In) Operating Activities	93,708	(120,232)

CASH FLOWS FROM INVESTING ACTIVITIES

Acquisition of fixed asset	-	(10,000)

Net Cash Used In Investing Activities	-	(10,000)

CASH FLOWS FROM FINANCING ACTIVITIES

(Payments to) and proceeds from parent	(178,849)	232,385

Payments to officer and his affiliate	-	(95,882)

Net Cash Provided By (Used In) Financing Activities	(178,849)	136,503

Net increase (decrease) in cash	(85,141)	6,271

Cash - Beginning of period	94,949	5,908

Cash - End of period	$9,809	$12,179

Supplementary disclosure of non-cash investing and financing activities:

Liabilities assumed by parent	$6,000	$-

Transfer of fixed asset from parent	$12,171	$-

See accompanying unaudited notes to financial statements

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THERMOMEDICS, INC.

NOTES TO FINANCIAL STATEMENTS

September 30, 2015

NOTE 1 – DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Description of Business

Thermomedics, Inc. is incorporated in the state of Nevada. The Company designs, develops, markets and distributes non-contact infrared thermometers principally for healthcare providers. Through all periods presented the Company was a wholly-owned subsidiary of Sanomedics, Inc.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Use of estimates includes the following: 1) allowance for doubtful accounts, 2) inventories valuation, 3) estimated useful lives of property, equipment and intangible assets, 4) loss and other contingencies 5) product warranty liabilities and 6) estimates related to deferred tax assets.

Cash

For purposes of reporting cash flows, the Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. As of September 30, 2015 and 2014, the Company had no cash equivalents.

Revenue Recognition

Revenue from sales of the Company’s products is recorded when title and risk of loss have passed to the buyer and criteria for revenue recognition is met. The Company sells its products to individual consumers and resellers upon receipt of a written order. The Company has a limited return policy for defective items that requires that they give the Company notice within 30 days after receipt of the product, however such risk is passed to the manufacturer and therefore, the Company recognizes revenue at the time of delivery without providing any reserve.

Concentration of Credit Risk

Financial instruments which subject the Company to concentrations of credit risk include cash and accounts receivable. At times throughout the year, the Company might maintain bank balances that may exceed Federal Deposit Insurance Corporation (FDIC) insured limits. Periodically, the Company evaluates the credit worthiness of the financial institution and, has not experienced any losses in such accounts. The Company extends credit based on an evaluation of the customer’s financial condition, generally without collateral. Exposure to losses on receivables is principally dependent on each customer’s financial condition. The Company monitors its exposure for credit losses and maintains allowances for anticipated losses, as required.

Revenue Concentration

The Company earned revenue from two of its largest customer of 60% and 36% during the nine months ended September 30, 2015 and from its three largest customers of 61%, 19% and 19% during the nine months ended September 30, 2014.

Account Receivable Concentration

The Company had accounts receivable from its two largest customers of 55% and 24% as of September 30, 2015 and 54% and 43% as of December 31, 2014.

Accounts Receivable

Accounts receivable represents amounts due from the Company’s customers. The Company maintains an allowance for doubtful accounts for estimated losses inherent in its accounts receivable portfolio. In establishing the required allowance, management utilizes a specific customer identification methodology. Management also considers historical losses adjusted for current market conditions and the customers’ financial condition and the current receivables aging and current payment patterns. Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. The Company does not have any off-balance sheet credit exposure related to its customers. The Company’s allowance for doubtful accounts was $1,000 and $12,000 at September 30, 2015 and December 31, 2014, respectively.

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THERMOMEDICS, INC.

NOTES TO FINANCIAL STATEMENTS

September 30, 2015

Inventories

Inventories are stated at the lower of cost (on a first-in, first-out basis) or market value. The stated cost is comprised of finished goods of non-invasive thermometers. Reserves, if necessary, are recorded to reduce inventory to market value based on assumptions about consumer demand, current inventory levels and product life cycles for the various inventory items. These assumptions are evaluated quarterly and are based on the Company’s business plan and from feedback from customers and the product development team; however, as the Company has a fairly limited operating history, estimates can vary significantly. As of September 30, 2015 and December 31, 2014, inventory reserves were not material.

Reserves for Warranty

The Company records a reserve at the time product revenue is recorded based on historical rates. The reserve is reviewed during the year and is adjusted, if appropriate, to reflect new product offerings or changes in experience. Actual warranty claims are tracked by product line. The warranty reserve was not material during either period ended.

Fixed Assets

Fixed assets are stated at cost, less accumulated depreciation. Depreciation is provided principally on the straight-line method over the estimated useful lives of the assets, which is generally 5 to 7 years. The cost of repairs and maintenance is charged to expense as incurred. Expenditures for property betterments and renewals are capitalized. Upon sale or other disposition of a depreciable asset, cost and accumulated depreciation are removed from the accounts and any gain or loss is reflected in other income or expense.

The Company will periodically evaluate whether events and circumstances have occurred that may warrant revision of the estimated useful lives of fixed assets or whether the remaining balance of fixed assets should be evaluated for possible impairment. The Company uses an estimate of the related undiscounted cash flows over the remaining life of the fixed assets in measuring their recoverability.

Advertising Costs

Advertising costs are expensed as incurred. Advertising costs for the nine months ended September 30, 2015 and 2014 were $27,118 and $4,772, respectively.

Shipping and Handling

Costs incurred by the Company for shipping and handling are included in costs of goods sold. Shipping and handling costs for the nine months ended September 30, 2015 and 2014 were $6,800 and $5,200, respectively.

Income Taxes

The Company accounts for income taxes under ASC 740, Income Taxes. Under ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period, which includes the enactment date. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

ASC 740 contains a two-step approach to recognizing and measuring uncertain tax positions. This first step is to evaluate the tax position for recognition by determining if the weight of available evidence indicates it is more likely than not that the position will be sustained on audit, including resolution of related appeals or litigation processes, if any. The second step is to measure the tax benefit as the largest amount which is more than 50% likely of being realized upon ultimate settlement. The Company considers many factors when evaluating and estimating its tax positions and tax benefits, which may require periodic adjustments and which may not accurately anticipate actual outcomes.

The Company files its tax returns as a part of the Sanomedics, Inc. consolidated group. The Company uses the separate return method for recording its tax account balances.

The Company’s policy for recording interest and penalties related to unrecognized tax benefits is to record such expenses as a component of current income tax expense. As of December 31, 2014 and September 30, 2015, the Company has no accrued interest or penalties related to uncertain tax positions.

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THERMOMEDICS, INC.

NOTES TO FINANCIAL STATEMENTS

September 30, 2015

Legal Expenses

All legal costs for litigation matters are charged to expense as incurred.

Research and Development Expense

Costs related to research and development, which primarily consists of salaries and benefits and consulting are charged to expense as incurred.

Patents

We capitalize external cost, such as filing fees and associated attorney fees, incurred to obtain issued patents and patent license rights. We expense cost associated with maintaining and defending patents subsequent to their issuance in the period incurred. We amortize capitalized patent cost for internally generated patents on a straight-line basis over ten years, which represents the estimate useful lives of the patents. We assess the potential impairment to all capitalized net patent cost when events or changes in circumstances indicate that the carrying amount of our patent portfolio may not be recoverable. As of September 30, 2015 and December 31, 2014 patent costs, net of amortization of $5,836 and $11,836, respectively, respectively. The Company incurred amortization expense of $6,000 and $3,700 for the nine months ended September 30, 2015 and 2014, respectively, related to these patents.

Fair Value

FASB ASC 820, Fair Value Measurements and Disclosure s (“ASC 820”) establishes a framework for all fair value measurements and expands disclosures related to fair value measurement and developments. ASC 820 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. ASC 820 requires that assets and liabilities measured at fair value are classified and disclosed in one of the following three categories:

Level 1 — Quoted market prices for identical assets or liabilities in active markets or observable inputs;

Level 2 — Significant other observable inputs that can be corroborated by observable market data; and

Level 3 — Significant unobservable inputs that cannot be corroborated by observable market data.

The carrying amounts of cash, accounts receivable, accrued salaries payable, accounts payable and other liabilities, and accrued interest payable approximate fair value because of the short-term nature of these items.

NOTE 2 – LIQUIDITY AND GOING CONCERN

The financial statements have been prepared on a going concern basis, and do not reflect any adjustments related to the uncertainty surrounding the Company’s recurring losses, working capital deficiency or accumulated deficit.

During the nine months ended September 30, 2015 and for the years ended December 31, 2014 and 2013 the Company was a wholly-owned subsidiary of Sanomedics. All funding of working capital or operating deficits have been provided by Sanomedics. The Company has a working capital deficiency of $2.5 million at September 30, 2015, and has incurred operating losses or nominal net income and cash flow deficits from operations since inception. These factors raise substantial doubt about its ability to continue as a going concern.

The ability of the Company to continue as a going concern is dependent upon it ability to successfully raise additional capital and achieve profitable operations. However, management cannot provide any assurances that the Company will be successful in completing this financing and accomplishing any of its plans. In December 2015 control of the Company was transferred, under contract, from Sanomedics, Inc. to PositiveID Corporation (see Note 7). PositiveID has communicated its intent to financially support the operations of the Company. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 3 – FIXED ASSETS, NET

Fixed assets, net consist of the following:

	September 30, 2015	December 31, 2014
Furniture and equipment	$37,751	$25,544
Less accumulated depreciation	(27,961)	(18,075)
	$9,755	$7,470

Depreciation expense for the nine months ended September 30, 2015 and 2014, was $9,886 and $1,962; respectively.

7

THERMOMEDICS, INC.

NOTES TO FINANCIAL STATEMENTS

September 30, 2015

NOTE 4 – EQUITY – COMMON STOCK

At September 30, 2015 the Company had 1,500 shares of common stock authorized, issued and outstanding. At September 30, 2015 all of the outstanding common stock of the Company was owned by Sanomedics.

NOTE 5 – COMMITMENTS AND CONTINGENCIES

Legal Matters

From time to time, the Company may become involved in various lawsuits and legal proceedings, which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm its business.

Exergen Litigation

On October 10, 2012, the Company received a cease and desist demand letter from Exergen Corporation (“Exergen”), claiming that the Company infringed on certain patents relating to the Company’s non-contact thermometers. On May 21, 2013 Exergen filed a complaint in the U.S. District Court of the District of Massachusetts against the Company and Thermomedics, Inc. ( its’ wholly owned subsidiary). On September 3, 2013, the Company filed its answer to Exergens’ complaint and asserted counterclaims and affirmative defenses for non-infringement and invalidity of certain patents. On March 26, 2015, Exergen and Sanomedics filed a partial dismissal that removes Sanomedics previous product, the Talking Non-Contact Thermometer, from the lawsuit. Exergen’s claims against the Caregiver TouchFree Thermometer are ongoing. On September 15, 2015 the United States District Court – District of Massachusetts, entered an order granting the Company’s motion for judgement, ruling that that patents claims made by Exergen against the Company were invalid. Exergen has advised the court that it intends to appeal that summary judgment order. The Company will continue to vigorously defend its rights to market and sell the Caregiver thermometer. Management believes it will prevail and cannot estimate any potential range of loss.

Distributor and Supplier Agreements

Under certain agreements the Company may be subject to penalties if they are unable to supply products under its obligations. Since inception, the Company has never incurred any such penalties.

Parent Company Debt

Pursuant to the terms of several of the convertible notes payable entered into by the Company’s parent, the Company is jointly and severably liable. The Company’s parent has converted a portion of these notes into common shares of parent, without cash payment. As of December 31, 2014 the balance of notes that the Company was jointly and severably liable under was approximately $380,000. Through January 2016 there were a significant amount of note conversions bringing the balance down to approximately $50,000. The Company’s parent has confirmed its intent to repay the balance of the notes by converting into common shares of the parent. As such, the Company has not recorded any liability on its books for any of these notes.

NOTE 6 – RELATED PARTIES

As of nine months September 30, 2015 and December 31, 2014 the Company had a debt owing to an affiliate (another subsidiary of Sanomedics, Inc.) of nil and $6,000, respectively. As of nine months September 30, 2015 and December 31, 2014 the Company had a debt owing to its parent company (Sanomedics, Inc.) of $2,463,150 and $2,623,828, respectively.

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THERMOMEDICS, INC.

NOTES TO FINANCIAL STATEMENTS

September 30, 2015

NOTE 7 – SUBSEQUENT EVENTS

On October 21, 2015, the Company and its parent, Sanomedics, Inc., entered into a Stock Purchase Agreement (“Purchase Agreement”) for the sale and purchase of Thermomedics, Inc., pursuant to which the Sanomedics has agreed to sell 100% of the stock ownership of Thermomedics to PositiveID Corporation, a Delaware corporation (the “Buyer”), (collectively the “Acquisition”).

Pursuant to the Purchase Agreement, as consideration at time of closing, the Buyer will pay Sanomedics Seven Hundred Fifty Thousand Dollars ($750,000) (the “Aggregate Purchase Price “) in the form of Two Hundred Fifty Thousand Dollars ($250,000) in cash and Five Hundred Thousand Dollars ($500,000) in the form of 500 shares of Series J Convertible Preferred Stock (the “Preferred Stock”) of the Buyer, subject to the adjustment of $29,000 for Thermomedics’ working capital deficit and $25,000 for legal fees of the Buyer, as detailed in the Purchase Agreement. In connection with the Acquisition, additional earn-out payments of up to Seven Hundred Fifty Thousand Dollars ($750,000) for each of the fiscal years ending December 31, 2016 and 2017 may be earned by the Company if certain revenue thresholds are met as described in the Purchase Agreement. Such earn-out payments, if any, will consist of twenty five percent (25%) in cash (up to One Hundred Eighty Seven Thousand Dollars ($187,000) and seventy five percent (75%) in shares of preferred stock of the Buyer (up to 563 shares of Preferred Stock) for each of the fiscal years ending December 31, 2016 and 2017, respectively.

The parties have made customary representations and warranties in the Purchase Agreement and agreed to certain covenants, including the authority to enter into the Purchase Agreement, the organization of each of the parties and the lack of conflict with any organizational documents, agreements or rules. These representations and warranties were made as of specific dates and may be subject to important qualifications, limitations and supplemental information agreed to in negotiating the terms of the Purchase Agreements.

On December 4, 2015, the Company, Sanomedics, and PositiveID entered into a First Amendment to the Stock Purchase Agreement (the “Amendment”). Also on December 4, 2015 the Company, Sanomedics and PositiveID entered into a Management Services and Control Agreement (the “Control Agreement”), whereby PositiveID was appointed at the manager of Thermomedics.

First Amendment to SPA

Per the terms of the Amendment, as consideration at the time of closing of the Acquisition, PositiveID will pay the Seller Three Hundred Seventy Five Thousand Dollars ($375,000) (the “Aggregate Purchase Price”) in the form of Two Hundred Fifty Thousand Dollars ($250,000) in cash less PositiveID’s professional services expenses of Twenty Five Thousand Dollars ($25,000) (the “Cash Purchase Price”) and One Hundred Twenty Five Thousand Dollars ($125,000) in the form of 125 shares (the “Stock Purchase Price”) of Series J Convertible Preferred Stock (the “Preferred Stock”) of PositiveID, subject to adjustment of $50,000 for the Company’s working capital deficit. In connection with the execution of the Amendment, the Control Agreement, the Thermomedics Security Agreement and Sanomedics Security Agreement (each as defined and described below), PositiveID advanced to Sanomedics a net payment of One Hundred And Seventy Five Thousand Dollars ($175,000) (the “Cash Purchase Price Payment”). The closing of the transaction contemplated by the Purchase Agreement, as amended, is expected to occur in the first half of 2016 pending the satisfaction by Seller of certain closing conditions.

Except as otherwise modified by the Amendment, the terms of the Purchase Agreement remain in effect and unchanged.

Control Agreement

Under the terms of the Control Agreement, as the manager, PositiveID will have the sole responsibility for all strategic, operational and financial decisions, will be fully responsible for the financial obligations of Thermomedics, and will be empowered to commit Thermomedics with full authority of Thermomedics’ officers and the Thermomedics Board. PositiveID will also benefit from any and all revenue generated by Thermomedics. As of the execution of the Amendment and the Control Agreement, the sole Thermomedics board members and officers are William J. Caragol, PositiveID’s Chairman and CEO and Allison F. Tomek, the PositiveID’s Senior Vice President.

Further, under the Control Agreement, PositiveID agreed to advance (i) cash to Thermomedics or directly pay Thermomedics’ expenses on an as needed basis as determined by PositiveID in its role as manager and (ii) the Cash Purchase Price Payment (the “Advances”). All Advances accrue interest at a simple interest rate of 5% unless an “event of default” (as defined below) has occurred in which cash the interest rate is 18%, compounded daily.

Positive ID is not entitled to any compensation under the Control Agreement. However, in an event of default Sanomedics and Thermomedics must pay PositiveID the amount of any cash Advances made, plus interest and a termination fee of $250,000. For purposes of the Control Agreement, an “event of default” means the failure of the transactions contemplated by the Purchase Agreement to close by February 16, 2016. In the event that such transactions close within 20 days of such date, an event of default will be deemed not to occur. Further, an event of default will not be considered to have occurred if the Seller has taken all necessary steps under the Purchase Agreement to close and PositiveID elects not to close such transactions.

Security Agreements with Seller and Thermomedics

Under the terms of the Control Agreement and in connection with the Advances made by PositiveID to Sanomedics and Thermomedics: (1) Thermomedics and PositiveID entered into a Security Agreement pursuant to which Thermomedics granted PositiveID a first priority security interest in all of the assets of Thermomedics (the “Thermomedics Security Agreement”) and (2) Sanomedics and PositiveID entered into a Security Agreement pursuant to which Sanomedics agreed to grant a first priority security interest in all of the shares of Thermomedics that the Sanomedics owns and that represent full ownership of Thermomedics (the “Sanomedics Security Agreement”).

Management has evaluated the subsequent events through February 19, 2016 the date at which the financial statements were available for issuance.

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